Exhibit 4.1


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                      REGISTRATION RIGHTS AGREEMENT





                      Dated as of February 25, 1999





                                  among




                   TRIARC CONSUMER PRODUCTS GROUP, LLC

                     TRIARC BEVERAGE HOLDINGS CORP.,


                       the GUARANTORS party hereto


                                   and


                      NELSON PELTZ and PETER W. MAY



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                      REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of February 25, 1999, among TRIARC CONSUMER PRODUCTS GROUP LLC, a Delaware limited liability company ("Triarc"), TRIARC BEVERAGE HOLDINGS CORP., a Delaware corporation (the "Co-Issuer" and, together with Triarc, the "Issuers"), each of the GUARANTORS party hereto (the "Guarantors") and NELSON PELTZ and PETER W. MAY.

            Pursuant to the Placement Agreement dated February 18, 1999, (the "Placement Agreement"), among the Issuers, the Guarantors party thereto and Morgan Stanley & Co. Incorporated, Donaldson Lufkin & Jenrette Securities Corporation and Wasserstein Perella Securities, Inc. (the "Placement Agents"), on February 25, 1999 the Issuers sold an aggregate of $300,000,000 principal amount of 10 1/4% Senior Subordinated Notes Due 2009 (the "Notes") to the Placement Agents. The Issuers are jointly and severally liable for all payments on the Notes. The Notes are unconditionally and irrevocably guaranteed on a senior subordinated basis (the "Guarantees") as to payment of principal, premium, if any, and interest by the Guarantors.

            On February 25, 1999, Messrs. Peltz and May each purchased from the Co-Issuers $10,000,000 aggregate principal amount of Notes (together with any other Notes hereafter acquired by them, the "Affiliate Notes").

            Pursuant to a Registration Rights Agreement, dated February 18, 1999, the Issuers contemplate effecting an exchange of the Notes for notes registered under the Securities Act of 1933, as amended (the "1933 Act"). Because Messrs. Peltz and May are affiliates of the Issuers, they are unable to participate in the exchange offer registration contemplated by such Registration Rights Agreement. Accordingly, to induce Messrs. Peltz and May to purchase the Affiliate Notes acquired by them, the Issuers and the Guarantors have agreed to provide to Messrs. Peltz and May the registration rights set forth in this Agreement.

            In consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

      "1933 Act" shall have the meaning set forth in the preamble.

      "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      "Affiliate Notes" shall have the meaning set forth in the preamble.

      "Blockage Notice" shall have the meaning set forth in Section 3 hereof.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

      "Co-Issuer" shall have the meaning set forth in the preamble.

      "Demand Registration" shall have the meaning set forth in Section 2 hereof.

      "Guarantees" shall have the meaning set forth in the preamble.

      "Guarantors" shall mean the Guarantors listed on the signature pages hereof, and shall also include any successor to a Guarantor.

      "Holder" shall mean Nelson Peltz and Peter W. May and each of their successors, assigns and direct and indirect transferees who becomes an owner of the Registrable Notes.

      "indemnified party" shall have the meaning set forth in Section 4 hereof.

      "indemnifying party" shall have the meaning set forth in Section 4 hereof.

      "Indenture" shall mean the Indenture relating to the Notes (including the Affiliate Notes), dated as of February 25, 1999 among the Issuers, the Guarantors and The Bank of New York, as Trustee, as the same may be amended from time to time in accordance with the terms thereof.

      "Issuers" shall have the meaning set forth in the preamble and shall also include any successor to an Issuer.

      "Losses" shall have the meaning set forth in Section 4 hereof.

      "Majority Holders" shall mean the Holders of 50% or more of the aggregate principal amount of outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or the Guarantors shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

      "Notes" shall have the meaning set forth in the preamble.

      "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

      "Placement Agents" shall have the meaning set forth in the preamble.

      "Placement Agreement" shall have the meaning set forth in the preamble.

      "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

      "Registrable Notes" shall mean the Affiliate Notes (including the Guarantees); provided, however, that such Affiliate Notes shall cease to be Registrable Notes upon the earliest of (i) when a Registration Statement with respect to such Affiliate Notes shall have been declared effective under the 1933 Act and such Affiliate Notes shall have been disposed of pursuant to such Registration Statement, (ii) when such Affiliate Notes are eligible for sale to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Affiliate Notes shall have ceased to be outstanding.

      "Registration  Expenses"  shall  mean  any and all  expenses  incident  to performance of or compliance by the Issuers and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuers and the Guarantors and the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders) and (viii) the fees and disbursements of the independent public accountants of the Issuers and the Guarantors, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders (other than fees and expenses set forth in clause (vii) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

      "Registration Statement" shall mean any registration statement of the Issuers and the Guarantors that covers any of the Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

      "SEC" shall mean the Securities and Exchange Commission.

      "TIA" shall have the meaning set forth in Section 3 hereof.

      "Triarc" shall have the meaning set forth in the preamble.

      "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

      "Underwriters" shall have the meaning set forth in Section 3 hereof.

      "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Notes are sold to an Underwriter for reoffering to the public.

            2.    Demand Registration.

                  (a) Subject to Section 2(e) below, the Majority Holders may at any time request in writing the registration of Registrable Notes under the Act, and under the securities or blue sky laws of any jurisdiction designated by such holder or holders (each such registration under this Section 2(a) that satisfies the requirements set forth in Section 2(b) is referred to herein as a "Demand Registration"). Notwithstanding the foregoing, in no event shall the Issuers and the Guarantors be required to effect more than two Demand Registrations. Two or more Registration Statements filed in response to one Demand Registration request shall be counted as one Demand Registration. Each request for a Demand Registration by the Holders in respect thereof shall specify the amount of the Registrable Notes proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Demand Registration, the Issuers shall promptly take such steps as are necessary or appropriate to prepare a Registration Statement providing for the registration of the Registrable Notes to be sold. The Issuers shall be entitled to include in any registration statement and offering made pursuant to a Demand Registration Notes held by Persons other than the Holders.

            Subject to their ability to issue a Blockage Notice, the Issuers and the Guarantors agree to use their best efforts to keep the Registration Statement continuously effective until 24 months from the date such Registration Statement is declared effective by SEC or such shorter period that will terminate when all of the Registrable Notes covered by the Registration Statement have been sold pursuant to the Registration Statement or otherwise cease to be Registrable Notes. The Issuers and the Guarantors further agree to supplement or amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by them for such Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their best efforts to cause any such amendment to become effective and such Registration Statement to become usable as soon as thereafter practicable. The Issuers and the Guarantors agree to furnish to the Holders participating in such Demand Registration copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (b) The Issuers and the Guarantors shall use their best efforts to cause any such Registration Statement to become effective not later than ninety (90) days after it receives a request under Section 2(a). A registration requested pursuant to Section 2(a) hereof shall not count as one of the [two] demands to which the Holders are entitled thereunder unless such registration statement is declared effective and remains effective for the period required under Section 2(a) hereof.

                  (c) The Issuers and the Guarantors  shall pay all Registration
Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all underwriting discounts and commissions and transfer
taxes,  if  any,  relating  to  the  sale  or  disposition  of  such   Holder's
Registrable Notes pursuant to the Registration Statement.

                  (d) Without limiting the remedies available to the Holders, each of the Issuers and the Guarantors acknowledges that any failure by it to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce such Issuer's or Guarantor's obligations under Section 2(a) hereof.

                  (e) Each registration in respect of a Demand Registration must include Registrable Notes having an aggregate principal amount of at least $1,000,000 (provided that the limitation set forth in this clause [(i)] shall not be in effect at any time the Holders' Registrable Notes are not able to be sold under Rule 144 under the Act solely because of the Issuers' or the Guarantors' failure to comply with the information requirements thereunder).

            3. Registration Procedures. In connection with the obligations of the Issuers and the Guarantors with respect to the Registration Statements pursuant to Section 2(a) and hereof, the Issuers and the Guarantors shall as expeditiously as practicable:

                  (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Issuers and the Guarantors and (y) shall be available for the sale of the Registrable Notes by the Holders and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) subject to their ability to issue a Blockage Notice: prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period required under Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; and to keep each Prospectus current during the period described under
Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes;

                  (c) furnish to each Holder with Registrable Notes included in such registration and to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and, subject to the penultimate paragraph of this Section 3, the Issuers and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                  (d) use their best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions in the United States as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that no Issuer or Guarantor shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

                  (e) notify each Holder with Registrable Notes included in such registration and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has been filed becomes effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of any Issuer or Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if any Issuer or Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Registration Statement is effective which makes any statement of material fact made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by an Issuer or Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

                  (f) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

                  (g) furnish to each Holder with Registrable Notes included in such registration, without charge, at least one conformed copy of each
Registration  Statement  and  any  post-effective   amendment  thereto  (without
documents incorporated therein by reference or exhibits thereto, unless requested);

                  (h) cooperate with the Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Notes;

                  (i) upon the occurrence of any event contemplated by Section 3(e)(v) hereof, subject to the ability of the Issuers and the Guarantors to issue a Blockage Notice, use their best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuers and the Guarantors agree to notify the Holders with Registrable Notes included in such registation to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Issuers and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

                  (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Holders and their counsel and make such of the representatives of the Issuers and the Guarantors as shall be reasonably requested by the Holders or their counsel available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Holders and their counsel shall not have previously been advised and furnished a copy or to which the Majority Holders or their counsel shall reasonably object;

                  (k)  cause  the  Indenture  to be  qualified  under  the Trust
Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (l) make available for inspection by a  representative  of the
Holders of the Registrable Notes, any Underwriter participating in any disposition pursuant to a Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Issuers and the Guarantors, and cause the respective officers, directors and employees of the Issuers and the Guarantors to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Registration Statement; provided that such persons shall first agree in writing with the Issuers that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information shall be kept confidential by such persons unless
(i) disclosure of such information is required by court or administrative order is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of the Registration Statement or the use of any Prospectus) (iii) such information becomes generally available to the public other than as a result of disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Issuers and such source is not bound by a confidentiality agreement or other obligation not to disclose such information;

                  (m) use their best efforts to cause the Registrable Notes to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

                  (n) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as any Issuer or Guarantor has received notification of the matters to be incorporated in such filing; provided that they shall not required to take any such action that is not, in the opinion of counsel for the Issuers and the Guarantors, in compliance with applicable law; and

                  (o) enter into such customary agreements and take all such other customary and appropriate actions in connection therewith (including those requested by the Holders of a majority in principal amount of Registrable Notes included in such registration) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Notes with respect to the business of the Issuers, the Guarantors and their respective subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Issuers and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each Holder and Underwriter, if any, of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings,
(iii) obtain "cold comfort" letters from the independent certified public accountants of the Issuers and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of any Issuer or Guarantor, or of any business acquired by any Issuer or Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Holder and Underwriter of Registrable Notes, such letters to be in customary form and covering matters of the type
customarily   covered   in  "cold   comfort"   letters  in   connection   with
underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Notes being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuers and the Guarantors made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

            The Issuers and the Guarantors (as a condition to such Holder's participation in a Registration Statement) may require each Holder to furnish to them such information regarding the Holder and the proposed distribution by such Holder of Registrable Notes as they may from time to time reasonably request in writing.

            Each Holder agrees that, upon receipt of any notice from an Issuer or Guarantor of the happening of any event of the kind described in Section 3(e)(v) hereof (a "Blockage Notice"), such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by such Issuer or Guarantor, such Holder will deliver to such Issuer or Guarantor (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. Each Holder agrees to keep confidential the cause of any such notice of suspension or other information provided to them by an Issuer or Guarantor with respect thereto. If an Issuer or Guarantor shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Issuers and the Guarantors shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. Such notice may be given only twice during any 365 day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than two suspensions in effect during any 365 day period.

            The Holders who desire to do so may sell Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Holders of a majority principal amount of the Registrable Notes included in such offering with the prior written consent of the Issuers, which consent shall not be unreasonably with-held. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting agreements approved by the Holders of a majority principal amount of the Registrable Notes included in such offering and
(b) completes and executes all customary and appropriate questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements.

            4.    Indemnification and Contribution.

                  (a) The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if an Issuer or Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Issuers in writing through any selling Holder expressly for use therein; provided that the Issuers and the Guarantors shall not be liable to any Holder or any such controlling or affiliated Person to the extent that any such losses, claims, damages or liabilities (the "Losses") arise out of or are based upon an untrue statement or alleged untrue statement of material fact or omission or alleged omission if either (A)(i) such Holder was required by law to send or deliver, and failed to send or deliver, a copy of the Prospectus with or prior to delivery of written confirmation of the sale by such Holder to the person asserting the claims from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission, (B)(x) such untrue statement or alleged untrue statement or omission or alleged omission is
corrected  in  an   amendment   to   the   Prospectus   and   (y)   having  been
previously  furnished   by   or   on   behalf   of   the   Issuers   and   the
Guarantors with copies of the Prospectus as so amended or supplemented, such Holder failed to send or deliver a copy of such amendment to the Prospectus with or prior to the delivery of written confirmation of the sale of a Registrable Note to the person asserting the claim from which such Losses arise or (C)(i) such Holder disposed of Registrable Notes to the person asserting the claim from which such Losses arise pursuant to a Registration Statement and sent or delivered, or was required by law to send or deliver, a Prospectus to such person in connection with such disposition, (ii) such Holder received a Blockage Notice in writing at least four Business Days prior to the date of such disposition and (iii) such untrue statement or alleged untrue statement or omission or alleged omission was the reason for the Blockage Notice. In connection with any Underwritten Offering permitted by Section 3, the Issuers and the Guarantors will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

                  (b) (i) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantors, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls any Issuer or Guarantor, within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Issuers and the Guarantors to the Holders, but only (i) with reference to information relating to such Holder furnished to the Issuers in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (ii) with respect to any Losses that may arise as a result of the disposition by such Holder of Registrable Notes to the person asserting the claim from which such Losses arise pursuant to a Registration Statement if such Holder sent or delivered, or was required by law to send or deliver, a Prospectus in connection with such disposition, such Holder received a Blockage Notice with respect to such Prospectus in writing at least four Business Days prior to the date of such disposition and the untrue statement or alleged untrue statement or omission or alleged omission was the reason for the Blockage Notice.

                  (c)   In  case  any  proceeding  (including  any  governmental
investigation)  shall   be  instituted  involving   any   Person   in   respect
of which indemnity may be sought  pursuant to either  paragraph (a) or paragraph
(b) above, such Person or Persons (the "indemnified party") shall promptly notify the Person or Persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Issuers and the Guarantors, its directors, its officers who sign the Registration Statement and each Person, if any, who controls any Issuer or Guarantor within the meaning of either such Section and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Issuers. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omis-sions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or Guarantor or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this
Section 4(d) are several in proportion to the respective principal amount of Registrable Notes of such Holder that were registered pursuant to a Registration Statement.

                  (e) Each Issuer, Guarantor and Holder agrees that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of the Issuers and the Guarantors, their officers or directors or any Person controlling an Issuer or Guarantor and (iii) any sale of Registrable Notes pursuant to a Registration Statement.

            5.    Miscellaneous.

                  (a) No Inconsistent Agreements. None of the Issuers or the Guarantors has entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of other issued and outstanding securities of any Issuer or Guarantor under any such agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this
Section 5(c), and (ii) if to the Issuers and the Guarantors, initially at the address of the Issuers set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f)  Headings.   The  headings  in  this   Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Agreement shall be governed by the laws of the State of New York.

                  (h)  Severability.  In the  event  that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                 TRIARC CONSUMER PRODUCTS
                                 GROUP, LLC


                                 By  BRIAN L. SCHORR
                                     Name:  Brian L. Schorr
                                     Title: Executive Vice President


                                 TRIARC BEVERAGE HOLDINGS
                                 CORP.


                                 By  BRIAN L. SCHORR
                                     Name:  Brian L. Schorr
                                     Title: Executive Vice President


                                 MISTIC BRANDS, INC., as a Subsidiary
                                 Guarantor


                                 By:  BRIAN L. SCHORR
                                      Name:  Brian L. Schorr
                                      Title: Executive Vice President


                                 SNAPPLE BEVERAGE CORP., as a
                                 Subsidiary Guarantor


                                 By:  BRIAN L. SCHORR
                                      Name:  Brian L. Schorr
                                      Title: Executive Vice President


                                 SNAPPLE INTERNATIONAL CORP., as
                                 a Subsidiary Guarantor


                                 By:  STUART I, ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 SNAPPLE WORLDWIDE CORP., as a
                                 Subsidiary Guarantor


                                 By:  STUART I, ROSEN
                                      Name:  Stuart I, Rosen
                                      Title: Vice President


                                 SNAPPLE FINANCE CORP., as a
                                 Subsidiary Guarantor


                                 By:  STUART I, ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 PACIFIC SNAPPLE DISTRIBUTORS,
                                 INC., as a Subsidiary Guarantor


                                 By:  STUART I. ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 MR. NATURAL, INC., as a Subsidiary
                                 Guarantor


                                 By:  STUART I. ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 SNAPPLE CARIBBEAN CORP., as a
                                 Subsidiary Guarantor


                                 By:  STUART I, ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 KELRAE, INC., as a Subsidiary
                                 Guarantor


                                 By:  JOHN L. BARNES, JR.
                                      Name:  John L. Barnes, Jr.
                                      Title: President


                                 RC/ARBY'S CORPORATION, as a
                                 Subsidiary Guarantor


                                 By:  CURTIS S. GIMSON
                                      Name:  Curtis S. Gimson
                                      Title: Senior Vice President


                                 RCAC ASSET MANAGEMENT, INC., as
                                 a Subsidiary Guarantor


                                 By:  FRANCIS T. MCCARRON
                                      Name:  Francis T. McCarron
                                      Title: Senior Vice President


                                 ARBY'S INC., as a Subsidiary Guarantor


                                 By:  STUART I. ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 ARBY'S BUILDING AND
                                 CONSTRUCTION CO., as a Subsidiary
                                 Guarantor


                                 By:  STUART I. ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 TJ HOLDINGS COMPANY, INC., as a
                                 Subsidiary Guarantor


                                 By:  STUART I. ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 ARBY'S RESTAURANT
                                 CONSTRUCTION COMPANY, as a
                                 Subsidiary Guarantor


                                 By:  STUART I, ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 ARBY'S RESTAURANTS, INC., as a
                                 Subsidiary Guarantor


                                 By:  STUART I. ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 ARHC, LLC, as a Subsidiary Guarantor


                                 By:  STUART I. ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 RC-11, INC., as a Subsidiary Guarantor


                                 By:  STUART I. ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 RC LEASING, INC., as a Subsidiary
                                 Guarantor


                                 By:  STUART I, ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 ROYAL CROWN BOTTLING
                                 COMPANY OF TEXAS, as a Subsidiary
                                 Guarantor


                                 By:  STUART I, ROSEN
                                      Name:  Stuart I. Rosen
                                      Title: Vice President


                                 ROYAL CROWN COMPANY, INC., as a
                                 Subsidiary Guarantor


                                 By: STUART I, ROSEN
                                     Name:  Stuart I. Rosen
                                     Title: Vice President


                                 RETAILER CONCENTRATE
                                 PRODUCTS, INC., as a Subsidiary
                                 Guarantor


                                 By: FRANCIS T. MCCARRON
                                     Name:  Francis T. McCarron
                                     Title: Senior Vice President


                                 TRIBEV CORPORATION, as a Subsidiary
                                 Guarantor


                                 By: FRANCIS T. MCCARRON
                                     Name:  Francis T. McCarron
                                     Title: Senior Vice President


                                 CABLE CAR BEVERAGE
                                 CORPORATION, as a Subsidiary
                                 Guarantor


                                 By: STUART I. ROSEN
                                     Name:  Stuart I. Rosen
                                     Title: Vice President


                                 OLD SAN FRANCISCO SELTZER, INC.,
                                 as a Subsidiary Guarantor


                                 By: STUART I, ROSEN
                                     Name:  Stuart I. Rosen
                                     Title: Vice President


                                 FOUNTAIN CLASSICS, INC., as a
                                 Subsidiary Guarantor


                                 By: STUART I. ROSEN
                                     Name:  Stuart I. Rosen
                                     Title: Vice President




Confirmed and accepted as of
 the date first above written:




NELSON PELTZ




PETER W. MAY